Exhibit 99.2

Maguire Properties, Inc.
Third Quarter 2006

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Third Quarter 2006

Corporate Data

Maguire Properties, Inc.
Third Quarter 2006

Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in nine submarkets, located in Los Angeles County, Orange County, and San Diego County. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of September 30, 2006, the office portfolio was comprised of whole or partial interests in 24 properties with approximately 15.6 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 9.9 million square feet, plus surface parking, which in total accommodates approximately 32,000 vehicles. The Company owns undeveloped land that it believes could support up to 6.7 million square feet of office, retail and residential uses and an additional 6.1 million square feet of structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:
On September 22, 2006, the building located at 701 North Brand and a 50% interest in an adjacent 1,608 car garage (Maguire acquired the initial 50% interest in the garage as part of the CommonWealth portfolio acquisition) in Glendale was purchased for $45.0 million. The purchase was funded with a $33.75 million ten year, interest only loan from California Credit Union that bears interest at a fixed rate of 5.871%.  With this acquisition, the Company now controls the entire project, comprised of 734,000 square feet of office space at 701 North Brand, 700 North Central, 801 North Brand and 207 Goode Street (new development project) and a 2,160 car parking garage.

Debt:
On August 7, 2006, the Company completed a $458.0 million mortgage refinancing with Nomura Credit & Capital, Inc. for the Gas Company Tower and World Trade Center Garage properties. The new mortgage is a ten year, interest only, fixed rate loan that bears interest at 5.102% and matures on August 11, 2016. The proceeds were used to pay off the existing mortgage of $280.0 million and pay down the term loan in the amount of $165.0 million.

On September 29, 2006, the Company completed a $240.0 million construction loan financing among Eurohypo AG, New York Branch, as Administrative Agent and certain lenders signatory thereto for the purpose of funding costs pertaining to the construction of a 531,000 square foot office building and two parking garages with a parking capacity of 5,000 vehicles at the Park Place campus at 3161 Michelson Drive, Irvine, California. The construction loan will bear interest at a rate of LIBOR + 2.25%, and will mature on September 30, 2008, with three one-year extension options.

As of September 30, 2006, there were no borrowings outstanding on the Company’s $100.0 million revolving line of credit. The Company’s ratio of consolidated debt to market capitalization was 53.1% and our ratio of consolidated debt plus preferred stock to market capitalization was 57.8% as of September 30, 2006.

On October 10, the Company completed a $273.0 million refinancing with Bank of America, N.A. for the property located at 777 South Figueroa Street, Los Angeles, California.  The mortgage loan is an interest-only, seven-year mortgage, which bears interest at a fixed rate of 5.844% and matures on November 1, 2013.  On October 13, 2006, $104.0 million of the proceeds from this refinancing and $63.0 million of available cash on hand were used to repay the remaining $167.0 million outstanding on the Company’s Term Loan.

As a result of the 777 Tower refinancing and the repayment of our term loan in October 2006, approximately 99% of our outstanding debt is now fixed (including hedges) at a weighted average interest rate of 5.3% for a weighted average remaining term of approximately 6.8 years . The Company anticipates approximately $12.0 million in annual interest savings due to the conversion of approximately $685.0 million of variable rate debt to fixed rate debt through the refinancing transactions completed since June 2006.

Development Activities:
Construction activities continued during the quarter at Park Place - 3161 Michelson with the topping of the steel structure achieved on the office building in October. Completion is targeted for the second quarter of 2007 for the parking garages and third quarter 2007 for the office building. 3161 Michelson is a 530,380 square foot office building and two parking garages with a parking capacity of approximately 6,200 vehicles.

The parking structure at Mission City Corporate Center is underway and is scheduled to be completed by December 31, 2006. Construction on the 90,000 square foot office building is anticipated to commence shortly with targeted completion set for the fourth quarter of 2007.

Construction commenced on 17885 Von Karman Avenue at the Washington Mutual Irvine Campus. During the quarter, all surface parking demolition work was completed and the foundation work commenced. Construction is scheduled to be completed by the third quarter of 2007.

During the third quarter, development activities continued at Park Place, San Diego Tech Center, Lantana Media Campus, Glendale North, Wateridge Plaza, Pacific Arts Plaza and 755 Figueroa.

Leasing Activities:
Completed new leases and renewals totaling 538,761 square feet (includes joint venture properties), including an early renewal and expansion through 2017 with Oaktree Capital for 129,645 square feet at Wells Fargo Tower in Downtown Los Angeles and an early renewal with Fannie Mae through 2018 for 61,755 square feet at Plaza Las Fuentes in Pasadena.  Cash rent growth and GAAP rent growth on leases executed during the third quarter increased 17.8% and 41.1%, respectively, primarily due to the Oaktree Capital early renewal of 104,464 square feet commencing on April 1, 2009, the Fannie Mae early renewal of 61,655 square feet commencing on April 1, 2008 and a 48,000 square foot renewal at Park Place which commenced September 1, 2006. Cash rent growth and GAAP rent growth on leases executed during the quarter in Downtown Los Angeles increased by 11.9% and 35.2%.

Since September 30, the Company has completed and signed additional new leases of vacant space and lease renewals in our total portfolio for approximately 151,000 rentable square feet (115,000 rentable square feet on an effective portfolio basis).  Additionally, the Company has signed letters of intent and is under negotiations for new leases and renewals in our total portfolio for approximately 174,000 rentable square feet (112,000 rentable square feet on an effective portfolio basis).

Maguire Properties, Inc.
Third Quarter 2006

Investor Information

1733 Ocean Avenue	333 South Grand Avenue, Suite 400
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 613-4503
Fax (310) 857-1198	Fax (213) 533-5103
- Senior Management -

Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Marketing
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Ted J. Bischak	Senior Vice President, Asset Management
Martin A. Griffiths	Executive Vice President, Operations	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Mark T. Lammas	Executive Vice President, Development	Peter Johnston	Senior Vice President, Leasing
Javier F. Bitar	Senior Vice President, Investments
- Corporate -

Investor Relations Contact: Peggy M. Moretti (310) 626-3300
Please visit our corporate website at: www.maguireproperties.com

- Equity Research Coverage -

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick/John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Goldman Sachs	Jay Haberman	(917) 343-4260
Merrill Lynch	Steve Sakwa	(212) 449-0335
Credit Suisse	John Stewart	(212) 538-3183
Raymond James & Associates	Paul Puryear	(727) 567-3800
Citigroup	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773
RBC Capital Markets	Srikath Nagarajan	(212) 428-2360
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280

Transfer Agent

Continental Stock Transfer and Trust Company 17 Battery Place 8th Floor New York, NY 10004 (212) 845-3215

Timing

Quarterly results will be announced according to the following anticipated schedule:
Fourth Quarter 2006	Early February 2007
First Quarter 2007	Early May 2007
Second Quarter 2007	Early August 2007

Maguire Properties, Inc.
Third Quarter 2006

Common Stock Data (NYSE: MPG)
Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	3rd Quarter 2006	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005	3rd Quarter 2005

High Price	$41.53	$36.47	$36.60	$32.43	$30.37
Low Price	$34.70	$30.98	$30.15	$27.33	$25.92
Closing Price	$40.74	$35.17	$36.50	$30.90	$30.05
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	3.93%	4.55%	4.38%	5.18%	5.32%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	54,391	54,368	53,706	53,808	53,804
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$2,215,893	$1,912,130	$1,960,258	$1,662,680	$1,616,801

Dividends per Share
	3rd Quarter 2006	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005	3rd Quarter 2005
Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	September 26, 2006	June 21, 2006	March 22, 2006	December 15, 2005	September 20, 2005
Record	Septembe10r 29, 2006	June 30, 2006	March 31, 2006	December 30, 2005	September 30, 2005
Paid	October 31, 2006	July 31, 2006	April 28, 2006	January 31, 2006	October 28, 2005

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	September 26, 2006	June 21, 2006	March 22, 2006	December 15, 2005	September 20, 2005
Record	September 29, 2006	June 30, 2006	March 31, 2006	December 30, 2005	September 30, 2005
Paid	October 31, 2006	July 31, 2006	April 28, 2006	January 31, 2006	October 28, 2005

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Financial Results

Maguire Properties, Inc.
Third Quarter 2006

Financial Highlights
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
Income Items:
Revenue	$113,505	$109,467	$109,282	$134,254	$128,809
Straight line rent	$1,478	$2,347	$3,214	$3,364	$3,283
Fair value lease revenue (1)	$1,761	$2,199	$2,819	$2,517	$2,416
Lease termination fees	$669	$295	$-	$3,969	$127
Office property operating margin (2)	64.2%	66.4%	66.1%	65.5%	65.5%
Net (loss) income available to common shareholders	$(10,243)	$(14,522)	$84,797	$(12,091)	$(16,133)

Funds from operations (FFO) available
to common shareholders (3)	$21,071	$18,750	$23,636	$25,787	$24,109
FFO per common share - diluted (3)	$0.44	$0.41	$0.51	$0.58	$0.5457
FFO per common share before loss from early extinguishment of debt - diluted (3)	$0.51	$0.48	$0.53	$0.58	$0.5457
Net (loss) income per common share - diluted	$(0.22)	$(0.31)	$1.84	$(0.27)	$(0.37)
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (4)	$0.48	$0.48	$0.48	$0.48	$0.48

Ratios:
Interest coverage ratio (5)	1.65	1.58	4.74	1.77	1.75
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (6)	1.74	1.69	1.84	1.77	1.75
Fixed-charge coverage ratio (7)	1.46	1.40	4.17	1.59	1.57
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (8)	1.54	1.49	1.62	1.59	1.57
FFO payout ratio (9)	90.9%	97.6%	78.4%	68.4%	72.7%
FFO payout ratio before loss from early extinguishment of debt (10)	77.8%	83.1%	76.2%	68.6%	72.7%
AFFO payout ratio (11)	155.8%	256.7%	163.5%	134.9%	149.1%

Capitalization:
Total consolidated debt (12)	$2,790,631	$2,688,131	$2,559,016	$3,353,234	$3,345,201
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$40.74	$35.17	$36.50	$30.90	$30.05
Common equity value @ quarter end (13)	$2,215,893	$1,912,130	$1,960,258	$1,662,680	$1,616,801
Total consolidated market capitalization	$5,256,524	$4,850,261	$4,769,274	$5,265,914	$5,212,002
Company portion of joint venture debt	$161,650	$161,650	$161,650	$-	$-
Combined market capitalization	$5,418,174	$5,011,911	$4,930,924	$5,265,914	$5,212,002

Consolidated debt / total market capitalization	53.1%	55.4%	53.7%	63.7%	64.2%
Combined debt / total market capitalization	54.5%	56.9%	55.2%	63.7%	64.2%
Consolidated debt plus preferred stock / total market capitalization	57.8%	60.6%	58.9%	68.4%	69.0%
Combined debt plus preferred stock / total market capitalization	59.1%	61.8%	60.2%	68.4%	69.0%
_________
(1)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(2)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues, including discontinued operations.

(3)	For a definition and discussion of FFO, see page 44. For a quantitative reconciliation of the differences between FFO and net income, see page 12.
(4)	Preferred dividend declared for three months ended October 31, 2006, July 31, 2006, April 30, 2006, January 31, 2006 and October 31, 2005.
(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $66,034, $63,076, $176,136, $80,723, and $78,218, respectively, divided by cash interest expense of $40,075, $39,841, $37,140, $45,604 and $44,780, respectively. For a definition of cash interest expense, see page 16. For a discussion of EBITDA, see page 45. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(6)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate entities, of $69,863, $67,183, $68,309, $80,842 and $78,218, respectively divided by cash interest expense of $40,075, $39,841, $37,140, $45,604 and $44,780, respectively.

(7)
Calculated as EBITDA of $66,034, $63,076, $176,136, $80,723, and $78,218, respectively divided by fixed charges of $45,345, $44,941, $42,238, $50,689 and $49,858. For a definition of fixed charges, see page 16.

(8)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate entities of $69,863, $67,183, $68,309, $80,842 and $78,218, respectively divided by fixed charges of $45,345, $44,941, $42,238, $50,689 and $49,858.

(9)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(10)	Calculated as dividend declared per common share divided by FFO per common share before loss from early extinguishment of debt - diluted
(11)
Calculated as common stock dividends and distributions declared of $21,756, $21,747, $21,482, $21,523 and $21,521, respectively divided by AFFO of $13,962, $8,472, $13,138, $15,953 and $14,430, respectively. For a definition of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and FFO, see page 13.

(12)	Excludes the Washington Mutual Irvine Campus note of $45.2 million, which was paid in November 2005.
(13)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Balance Sheets
(in thousands)

	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$3,329,188	$3,221,003	$3,190,004	$3,897,893	$3,901,528
Less: accumulated depreciation and amortization	(338,518)	(308,450)	(284,235)	(309,270)	(277,952)
	2,990,670	2,912,553	2,905,769	3,588,623	3,623,576
Cash and cash equivalents including restricted cash	246,830	231,570	133,814	114,054	155,868
Rents, deferred rents and other receivables	62,221	61,645	57,515	55,997	48,726
Deferred charges, net	181,240	181,592	189,037	241,887	253,344
Other assets	43,136	60,395	58,366	68,630	63,053
Investment in unconsolidated joint venture	26,190	28,431	34,210	-	-
Total assets	$3,550,287	$3,476,186	$3,378,711	$4,069,191	$4,144,567

Liabilities, minority interests and stockholders' equity
Loans payable	$2,790,631	$2,688,131	$2,559,016	$3,353,234	$3,390,401
Dividends and distributions payable	24,934	24,925	24,660	24,701	24,699
Accounts payable, accrued interest payable and other liabilities	167,887	156,107	153,371	114,965	119,744
Acquired lease obligations, net	76,218	79,955	83,699	99,584	104,749
Total liabilities	3,059,670	2,949,118	2,820,746	3,592,484	3,639,593

Minority interests	33,991	38,975	44,532	40,070	47,329

Stockholders' equity
Common and preferred stock and additional paid in capital	678,189	671,437	668,327	666,182	659,322
Accumulated deficit and dividends	(229,399)	(200,520)	(167,213)	(233,481)	(202,658)
Unearned and accrued stock compensation, net	-	-	-	-	-
Accumulated other comprehensive income (loss), net	7,836	17,176	12,319	3,936	981
Total stockholders' equity	456,626	488,093	513,433	436,637	457,645
Total liabilities, minority interests and stockholders' equity	$3,550,287	$3,476,186	$3,378,711	$4,069,191	$4,144,567

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Statements of Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Revenue:
Rental	$66,321	$67,587	$67,780	$80,220	$80,396
Tenant reimbursements	21,734	20,810	22,068	30,298	28,569
Hotel operations	6,551	6,888	6,676	6,527	5,832
Parking	9,345	10,176	10,323	11,643	12,003
Management, leasing and development services to affiliates	2,901	1,462	1,655	563	1,147
Interest and other	6,653	2,544	780	5,003	862
Total revenue	113,505	109,467	109,282	134,254	128,809

Expenses:
Rental property operating and maintenance	23,687	21,240	21,731	26,598	28,069
Hotel operating and maintenance	4,243	4,262	4,185	4,247	3,827
Real estate taxes	8,018	8,819	9,366	12,308	10,702
Parking expenses	3,164	3,071	2,879	3,208	2,971
General and administrative and other	8,559	8,568	6,134	6,385	4,356
Ground lease	136	17	268	666	666
Depreciation and amortization	34,252	35,170	34,608	46,075	49,123
Interest	34,560	34,306	33,084	44,558	43,982
Loss from early extinguishment of debt	3,829	4,107	642	119	-
Total expenses	120,448	119,560	112,897	144,164	143,696

Loss before equity in net loss of unconsolidated joint venture,
gain on sale of real estate and minority interests	(6,943)	(10,093)	(3,615)	(9,910)	(14,887)
Equity in net loss of unconsoldiated joint venture	(149)	(1,985)	(825)	-	-
Gain on sale of real estate	-	-	108,469	-	-
Minority interests	1,615	2,322	(14,466)	2,585	3,520
Net (loss) income	(5,477)	(9,756)	89,563	(7,325)	(11,367)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income allocable to common shareholders	$(10,243)	$(14,522)	$84,797	$(12,091)	$(16,133)
Net (loss) income per common share - basic	$(0.22)	$(0.31)	$1.85	$(0.27)	$(0.37)
Net (loss) income per common share - diluted	$(0.22)	$(0.31)	$1.84	$(0.27)	$(0.37)

Weighted-average shares outstanding - basic	46,565,959	46,156,438	45,723,233	44,066,753	43,901,117
Weighted-average shares outstanding - diluted	46,565,959	46,156,438	46,054,880	44,066,753	43,901,117

__________
(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

Maguire Properties, Inc.
Third Quarter 2006

MMO Unconsolidated Joint Venture Statement of Operations
(in thousands, except for per share amounts)
(unaudited)

			Period from
	Three Months Ended	Three Months Ended	January 5, 2006
	September 30, 2006	June 30, 2006	to March 31, 2006

Revenue:
Rental	$19,683	$19,178	$18,142
Tenant reimbursements	7,555	6,967	6,403
Parking	2,008	1,869	1,791
Interest and other	2,337	4,895	62
Total revenue	31,583	32,909	26,398

Expenses:
Rental property operating and maintenance	6,281	6,065	4,941
Real estate taxes	3,160	3,699	2,623
Parking expenses	387	391	366
Depreciation and amortization	10,477	17,487	11,763
Interest	11,095	10,907	10,309
Other	1,325	1,204	522
Total expenses	32,725	39,753	30,524

Net loss	$(1,142)	$(6,844)	$(4,126)

Company share	(228)	(1,369)	(825)
Intercompany eliminations	79	(616)	-
Equity in net loss of unconsolidated joint venture	$(149)	$(1,985)	$(825)

Maguire Properties, Inc.
Third Quarter 2006

Funds from Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(10,243)	$(14,522)	$84,797	$(12,091)	$(16,133)
Adjustments:
Minority interests	(1,615)	(2,322)	14,466	(2,585)	(3,520)
Gain from sale of real estate	-	-	(108,469)	-	-
Real estate depreciation and amortization	34,156	35,095	34,521	45,976	49,024
Company share of real estate depreciation and amortization
from unconsolidated joint venture	2,095	3,497	2,353	-	-
Funds from operations available to common shareholders
and unit holders (FFO)	$24,393	$21,748	$27,668	$31,300	$29,371
Company share of FFO (2)	$21,071	$18,750	$23,636	$25,787	$24,109

FFO per share - basic	$0.45	$0.41	$0.52	$0.59	$0.55
FFO per share - diluted	$0.44	$0.41	$0.51	$0.58	$0.55

Weighted-average shares outstanding - basic	46,565,959	46,156,438	45,723,233	44,066,753	43,901,117
Weighted-average shares outstanding - diluted	47,441,336	46,290,201	46,054,880	44,380,207	44,183,460
Weighted-average diluted shares and units	54,847,252	53,696,117	53,881,456	53,856,915	53,538,625

Reconciliation of FFO to FFO before loss from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$24,393	$21,748	$27,668	$31,300	$29,371
Add: loss from early extinguishment of debt	3,829	4,107	642	119	-
FFO before loss from early extinguishment of debt	$28,222	$25,855	$28,310	$31,419	$29,371

Company share of FFO before loss from early extinguishment
of debt (2)	$24,379	$22,290	$24,184	$25,885	$24,109

FFO per share before loss from early extinguishment of
debt - basic	$0.52	$0.48	$0.53	$0.59	$0.55
debt - diluted	$0.51	$0.48	$0.53	$0.58	$0.55

 _________
(1)	For the definition and discussion of FFO, see page 44.
(2)
Based on a weighted average interest in our operating partnership of 86.4%, 86.2%, 85.4%, 82.4% and 82.1% for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005, respectively.

Maguire Properties, Inc.
Third Quarter 2006

Adjusted Funds from Operations (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

FFO	$24,393	$21,748	$27,668	$31,300	$29,371
Non-real estate depreciation	96	75	87	99	99
Amortization of deferred financing costs	1,307	1,246	1,264	1,325	1,268
Accretion of interest rate swap sold	(3,722)	(1,023)	(953)	(953)	(953)
Non-cash stock compensation	2,417	2,097	1,044	1,009	965
Loss from early extinguishment of debt (2)	3,829	4,107	642	119	-
Straight line rents	(1,478)	(2,347)	(3,214)	(3,364)	(3,283)
Fair value lease revenue	(1,761)	(2,199)	(2,819)	(2,517)	(2,416)
Capitalized payments (3)	(5,471)	(6,005)	(4,549)	(3,551)	(3,052)
Non-recoverable capital expenditures (4)	(147)	(1,052)	(815)	(1,166)	(989)
Recoverable capital expenditures	(237)	(716)	(52)	(592)	(353)
Hotel improvements, equipment upgrades and replacements (5)	(56)	(421)	(136)	(12)	(188)
2nd generation tenant improvements and leasing commissions (6), (7), (8)	(4,570)	(6,331)	(4,509)	(5,744)	(6,039)
MMO Joint venture AFFO adjustments	(638)	(707)	(520)	-	-

Adjusted funds from operations (AFFO)	$13,962	$8,472	$13,138	$15,953	$14,430

__________
(1)	For the definition and computation method of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 14.
(2)	The three months ended June 30, 2006 includes $3.1 million in cash defeasance costs funded from the net proceeds of our $125.0 million Glendale Center refinancing.
(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)	Excludes $18.0 million and $2.2 million of expenditures for the three months ended September 30, 2006 and December 31, 2005, respectively, related to the renovation at Lantana Media Campus.
(5)	Excludes $0.3 million and $1.8 million of expenditures for the three months ended December 31, 2005 and September 30, 2005, respectively, related to the renovation of the hotel.
(6)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million and $0.1 million for the three months ended December 31, 2005 and September 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of September 30, 2006, $2.3 million of this reserve remains.

(7)
Excludes 1st generation tenant improvements and leasing commissions of $1.2 million, $0.6 million, $1.0 million, $5.6 million and $2.4 million for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005, respectively.

(8)
Excludes tenant improvements and leasing commissions of $1.1 million, $3.1 million, $5.0 million, $4.1 million, and $7.0 million for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005 respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At September 30, 2006, $13.1 million of this reserve remains.

Maguire Properties, Inc.
Third Quarter 2006

Reconciliation of
Earnings Before Interest, Taxes and Depreciation and Amortization (1)
and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005

Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (Loss) Income	$(5,477)	$(9,756)	$89,563	$(7,325)	$(11,367)
Add: Minority interests	(1,615)	(2,322)	14,466	(2,585)	(3,520)
Interest expense	34,560	34,306	33,084	44,558	43,982
Company share of interest expense included in unconsolidated joint venture	2,219	2,181	2,062	-	-
Depreciation and amortization	34,252	35,170	34,608	46,075	49,123
Company share of depreciation and amortization included in unconsolidated joint venture	2,095	3,497	2,353	-	-
EBITDA	$66,034	$63,076	$176,136	$80,723	$78,218

EBITDA	$66,034	$63,076	$176,136	$80,723	$78,218
Add: loss from early extinguishment of debt	3,829	4,107	642	119	-
Less: gain on sale of real estate	-	-	(108,469)	-	-
EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$69,863	$67,183	$68,309	$80,842	$78,218

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$35,866	$23,750	$16,720	$17,674	$19,993
Changes in other assets and liabilities	(16,894)	(6,758)	1,930	5,793	2,006
Non-recoverable capital expenditures	(147)	(1,052)	(815)	(1,166)	(989)
Recoverable capital expenditures	(237)	(716)	(52)	(592)	(353)
Hotel improvements, equipment upgrades and replacements (3)	(56)	(421)	(136)	(12)	(188)
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(4,570)	(6,331)	(4,509)	(5,744)	(6,039)
AFFO	$13,962	$8,472	$13,138	$15,953	$14,430

 __________
(1)	For the definition and discussion of EBITDA, see page 45.
(2)	For the definition and discussion of AFFO, see page 45.
(3)	Excludes $0.3 million and $1.8 million of expenditures for the three months ended December 31, 2005 and September 30, 2005, respectively, related to the renovation of the hotel.
(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million and $0.1 million for the three months ended December 31, 2005 and September 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of September 30, 2006, $2.3 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.2 million, $0.6 million, $1.0 million, $5.6 million and $2.4 million for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005, respectively.

(6)
Excludes tenant improvements and leasing commissions of $1.1 million, $3.1 million, $5.0 million, $4.1 million, and $7.0 million for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005 respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At September 30, 2006, $13.1 million of this reserve remains.

Maguire Properties, Inc.
Third Quarter 2006

Capital Structure

Consolidated Debt (in thousands)

Debt
(in thousands)
Aggregate Principal
September 30, 2006

Mortgage and Other Secured Loans Payable	$2,790,631
Secured Credit Facility	-
Total Consolidated Debt	2,790,631
Company share of MMO joint venture debt	161,650
Total Combined Debt	$2,952,281
Equity
(in thousands)
	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000
	Shares & Units Outstanding	Market Value (1)

Common Stock	46,985	$1,914,177
Operating Partnership Units	7,406	301,716
Total Common Equity	54,391	2,215,893
Total Consolidated Market Capitalization		$5,256,524
Total Combined Market Capitalization (2)		$5,418,174

__________
(1)	Value based on the New York Stock Exchange closing price of $40.74 on September 30, 2006.
(2)	Includes Company share of MMO Joint Venture debt.

Maguire Properties, Inc.
Third Quarter 2006

Debt Summary

Outstanding Debt
(in thousands)
	Maturity Date		Principal Balance as of September 30, 2006		% of Debt		Interest Rate as of September 30, 2006 (1)

Floating Rate Debt
Term Loan	March 15, 2010	(2)	$167,000		5.98%		7.07%
Wateridge Plaza (3)	April 9, 2007	(4)	62,880		2.25%		6.50%
Park Place Construction Loan (5)	September 30, 2008	(6)	56,476		2.02%		7.57%
777 Tower	September 10, 2009	(7)	40,000		1.43%		6.22%
Total Floating Rate Debt			326,356		11.69%	(8)	6.94%

Fixed Rate Debt
Gas Company Tower	August 11, 2016		458,000		16.41%		5.10%
Pacific Arts Plaza	April 1, 2012		270,000		9.68%		5.15%
US Bank Tower	July 1, 2013		260,000		9.32%		4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		249,136		8.93%		4.68%
KPMG Tower	November 1, 2011		210,000		7.53%		5.14%
Park Place	November 1, 2014		170,000		6.09%		5.64%
Glendale Center	July 11, 2016		125,000		4.48%		5.82%
Pacific Center	May 6, 2016		117,187	(9)	4.20%		5.76%
777 Tower	September 10, 2009	(7)	114,602	(10)	4.11%		4.81%
Regents Square I & II	April 1, 2012		103,600		3.71%		5.13%
Park Place	March 12, 2012		100,000		3.58%		5.39%
Lantana Media Campus	January 6, 2010		98,000		3.51%		4.94%
801 North Brand	April 6, 2015		75,540		2.71%		5.73%
Mission City Corporate Center	April 1, 2012		52,000		1.86%		5.09%
701 North Brand	October 1, 2016		33,750		1.21%		5.87%
700 North Central	April 6, 2015		27,460		0.98%		5.73%
Total Fixed Rate Debt			2,464,275		88.31%	(8)	5.16%

Total Consolidated Debt			$2,790,631		100.00%		5.36%
_________
(1)	To calculate the variable interest rates, the one-month LIBOR rate of 5.32%% at September 30, 2006 was used.
(2)	The company repaid the balance of this loan in October 2006 with the refinancing proceeds described in note (7).
(3)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 4.75% during the term of this loan, excluding extension periods.
(4)	A two-year extension available at our option.
(5)
We have entered into an interest rate cap agreement with respect to this loan that limits 75% of the outstanding balance to an interest rate of 5.50% during the term of this loan, excluding extension periods.

(6)	Three one-year extensions available at our option.
(7)	The company refinanced this debt in October 2006 with a new $273 million, 7-year fixed rate, interest-only loan at 5.844%.
(8)
After the 777 Tower loan refinancing described in note (7), and the repayment of the term loan with the net proceeds of this financing, approximately 99% of our outstanding debt is now fixed (including hedges) at a weighted average rate of 5.3% for a weighted average remaining term of approximately 6.8 years.

(9)	Net of loan discount of $4.0 million.
(10)	Net of loan discount of $0.4 million.

Credit Facility
(in thousands)
	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of September 30, 2006	$100,000	$100,000	$-

Financial Ratios
Interest coverage (b)	N/A	1.65
Interest coverage before loss from early extinguishment of debt(c)	N/A	1.74
Fixed-charge coverage (d)	N/A	1.46
Fixed-charge coverage before loss from early extinguishment of debt (e)	N/A	1.54
Debt to total market capitalization at quarter-end (f)	53.1%	54.5%
Debt plus preferred stock to total market capitalization at quarter-end (g)	57.8%	59.1%
(a) Includes the company's pro-rata share of MMO joint venture debt.
(b)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness, capitalized interest and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(c) EBITDA before loss on early extinguishment of debt divided by cash interest expense.
(d) Same as (b) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(e) Same as (c) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(f)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation preference of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership un

(g) Same as (e) except numerator includes preferred stock.

Maguire Properties, Inc.
Third Quarter 2006

MMO Joint Venture Debt Summary
(in thousands)

Outstanding Debt
(in thousands)
	Maturity Date	Principal Balance as of September 30, 2006	% of Debt	Interest Rate as of September 30, 2006

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.15%	5.26%
One California Plaza	December 1, 2010	146,250	18.09%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.46%	5.70%
Washington Mutual Irvine Campus	December 11, 2011	106,000	13.11%	5.07%
Cerritos Corporate Center (1)	February 1, 2016	95,000	11.75%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%
Total Fixed Rate Debt		808,250	100.00%	5.27%
Total Joint Venture Debt		$808,250	100.00%	5.27%
Company portion of joint venture debt (2)		$161,650
__________
(1)	Cerritos is a joint venture property and all monthly debt service payments will be made by the joint venture. The Company is the guarantor on the loan through January 4, 2009.
(2)	The company owns twenty percent of the joint venture.

Maguire Properties, Inc.
Third Quarter 2006

Pro Forma Debt Maturities
(in thousands)

Property	2006	2007		2008		2009	2010	Thereafter	Total

Gas Company Tower	$-	$-		$-		$-	$-	$458,000	$458,000
Pacific Arts Plaza	-	-		-		-	-	270,000	270,000
US Bank Tower	-	-		-		-	-	260,000	260,000
Wells Fargo Tower (Los Angeles, CA) (1)	649	3,828		3,982		4,206	236,471	-	249,136
KPMG Tower (1)	-	-		-		246	3,034	206,720	210,000
Park Place	-	-		-		-	2,232	167,768	170,000
Term Loan (2)	-	-		-		-	167,000	-	167,000
777 Tower (3)	-	-		-		154,602	-	-	154,602
Glendale Center	-	-		-		-	-	125,000	125,000
Pacific Center	-	-		-		-	-	117,187	117,187
Regents Square I & II	-	-		-		-	-	103,600	103,600
Park Place	-	-		-		-	-	100,000	100,000
Lantana Media Campus	-	-		-		-	98,000	-	98,000
801 North Brand	-	-		-		-	-	75,540	75,540
Wateridge Plaza	-	62,880	(4)	-		-	-	-	62,880
Park Place Construction Loan	-	-		56,476	(5)	-	-	-	56,476
Mission City Corporate Center	-	-		-		-	-	52,000	52,000
701 North Brand	-	-		-		-	-	33,750	33,750
700 North Central	-	-		-		-	-	27,460	27,460
Total	$649	$66,708		$60,458		$159,054	$506,737	$1,997,025	$2,790,631
Weighted Average Interest Rate	4.68%	6.40%		7.38%		5.16%	5.53%	5.24%	5.36%
Pro Forma (6)	$649	$66,708		$60,458		$4,452	$339,737	$2,318,627	$2,790,631
 __________
(1)	Includes scheduled annual principal debt payments.
(2)	The company repaid the balance of this loan in October 2006 with the refinancing proceeds described in note (3).
(3)	The company refinanced this debt in October 2006 with a new $273 million, 7-year fixed rate, interest-only loan at 5.844%. Current loan balance is net of $398 thousand purchase discount.
(4)	A two-year extension available at our option.
(5)	Three one-year extensions available at our option.
(6)	Assumes the 777 Tower loan refinancing described above in note (3) and the expected repayment of the term loan with the net proceeds of this financing.

Maguire Properties, Inc.
Third Quarter 2006

MMO Joint Venture Debt Maturities
(in thousands)

Property	2006	2007	2008	2009	2010	Thereafter	Total

Wells Fargo Center (Denver, CO)	$-	$-	$-	$-	$-	$276,000	$276,000
One California Plaza (1)	-	239	2,825	2,984	140,202	-	146,250
San Diego Tech Center	-	-	-	-	-	133,000	133,000
Washington Mutual Irvine Campus	-	-	-	-	-	106,000	106,000
Cerritos Corporate Center	-	-	-	-	-	95,000	95,000
Stadium Gateway	-	-	-	-	-	52,000	52,000
Total	$-	$239	$2,825	$2,984	$140,202	$662,000	$808,250

Weighted Average Rate	N/A	4.73%	4.73%	4.73%	4.73%	5.39%	5.27%
__________
(1)	Includes scheduled annual principal debt payments.

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Data

Maguire Properties, Inc.
Third Quarter 2006

Same Store Analysis
(unaudited and in thousands)

	Three Months Ended September 30, (1)				Nine Months Ended September 30, (2)
	2006	2005	% Change		2006	2005	% Change

Total Same Store Portfolio
Number of properties	17	17			9	9
Square Feet (3)	18,337,363	18,516,295			12,621,152	12,746,692
Percent of Total Effective Portfolio	88.1%	73.7%			60.6%	50.7%
Weighted Average Leased Rate (4)	88.2%	90.7%			89.4%	91.3%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$95,696	$96,390	(0.7)%	(5)	$215,803	$214,836	0.5%	(6)
Operating Expenses	34,623	34,288	1.0%		74,279	72,968	1.8%	(7)
Other Expenses	62	62	0.0%		187	187	0.0%
Net Operating Income	$61,011	$62,040	(1.7)%		$141,337	$141,681	(0.2)%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$92,792	$92,894	(0.1)%		$207,436	$208,115	(0.3)%
Operating Expenses	34,623	34,288	1.0%		74,279	72,968	1.8%	(7)
Other Expenses	62	62	0.0%		187	187	0.0%
Net Operating Income	$58,107	$58,544	(0.7)%		$132,970	$134,960	(1.5)%

__________
(1)
Wholly owned properties included in the quarterly same store analysis are KPMG Tower, Gas Company Tower & World Trade Center Garage, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, Lantana, 777 Tower, 801 N Brand, 700 N Central, Pacific Arts Plaza, Regents Square, Wateridge Plaza, and Mission City Corporate Center.

(2)
Wholly-owned properties included in the year-to-date same store analysis are KPMG Tower, Gas Company Tower, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, and Lantana.

(3)
Property square footage year-to-date and quarterly analyses decreased in 2006 compared to 2005 due to a change in Park Place parking square footage. In addition, for the quarterly property square footage, there was a remeasurement at Pacific Arts Plaza during the fourth quarter of 2005.

(4)	Represents weighted average occupancy for the same store portfolio.
(5)	Decrease primarily due to two significant lease expirations at KPMG Tower and Glendale Center in the second quarter 2006.
(6)	Increase primarily due to a significant lease commencement at Park Place offset by two significant lease expirations at KPMG Tower and Glendale Center in the second quarter 2006.
(7)	Increase primarily due to higher parking costs, insurance and property tax expense.

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Overview - Square Footage
	RSF		OWNERSHIP PERCENTAGE	EFFECTIVE RSF
LOS ANGELES COUNTY
Los Angeles Central Business District Submarket
Gas Company Tower	1,313,409		100%	1,313,409
US Bank Tower	1,395,073		100%	1,395,073
Wells Fargo Tower	1,387,952		100%	1,387,952
KPMG Tower	1,139,730		100%	1,139,730
777 Tower	1,007,651		100%	1,007,651
One California Plaza	990,076		20%	198,015
Total Los Angeles Central Business District Submarket	7,233,891			6,441,830

Tri-Cities Submarket
Glendale Center	386,365		100%	386,365
801 North Brand	282,526		100%	282,526
701 North Brand	131,129	(1)	100%	131,129
Plaza Las Fuentes	192,530		100%	192,530
700 North Central	133,203		100%	133,203
Total Tri-Cities Submarket	1,125,753			1,125,753

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	331,142		100%	331,142
Total Santa Monica Professional and Entertainment Submarket	331,142			331,142

Cerritos Office Submarket
Cerritos Corporate Center - Phase I	221,968		20%	44,394
Cerritos Corporate Center - Phase II	104,567		20%	20,913
Total Cerritos Office Submarket	326,535			65,307

TOTAL LOS ANGELES COUNTY	9,017,321			7,964,032

ORANGE COUNTY
John Wayne Airport Submarket
Park Place	1,894,026		100%	1,894,026
Washington Mutual Irvine Campus	414,595		20%	82,919
Total John Wayne Airport Submarket	2,308,621			1,976,945

Costa Mesa Submarket
Pacific Arts Plaza	785,123		100%	785,123
Total Costa Mesa Submarket	785,123			785,123

Anaheim Submarket
Stadium Gateway	272,826		20%	54,565
Total Anaheim Submarket	272,826			54,565
TOTAL ORANGE COUNTY	3,366,570			2,816,633

SAN DIEGO COUNTY
UTC (University Town Center)
Regents Square I & II	310,593		100%	310,593
Total UTC	310,593			310,593

Sorrento Mesa
Wateridge Plaza	267,579		100%	267,579
San Diego Tech Center	644,529		20%	128,906
Total Sorrento Mesa	912,108			396,485

Mission Valley
Mission City Corporate Center	190,747		100%	190,747
Pacific Center	438,851		100%	438,851
Total Mission Valley	629,598			629,598

TOTAL SAN DIEGO COUNTY	1,852,299			1,336,676

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Overview - Square Footage (continued)

OTHER	RSF		OWNERSHIP PERCENTAGE	EFFECTIVE RSF
Denver, CO - Downtown Submarket
Wells Fargo Center	1,202,385		20%	240,477

TOTAL OTHER	1,202,385			240,477
TOTAL OFFICE PROPERTIES	15,438,575	(2)		12,357,818

RETAIL PROPERTY	RSF
John Wayne Airport Submarket
Park Place	122,533	100%	122,533
TOTAL RETAIL PROPERTY	122,533		122,533

	Number of
HOTEL PROPERTY	Rooms	SF
Westin Hotel, Pasadena, CA	350	266,000	100%	266,000
TOTAL HOTEL PROPERTY		266,000		266,000

PARKING PROPERTIES	Vehicle Capacity	SF	Effective Vehicle Capacity	Effective SF
On-Site Parking	26,230	8,038,950	19,632	6,117,596
Off-Site Garages	5,563	1,815,452	5,563	1,815,451
TOTAL PARKING PROPERTIES	31,793	9,854,402	25,195	7,933,047

TOTAL PORTFOLIO		25,681,510		20,679,398
________
(1)	701 North Brand was acquired on September 22, 2006.
(2)	Total square footage includes 343,345 square feet of retail space located within the office properties.

Maguire Properties, Inc.
Third Quarter 2006

-----

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Overview - Leased Percentage and In-Place Rents
					Ownership
				Annualized	Interest	MP % of	Annualized Rent
Property	Submarket	Square Feet	% Leased	Rent (1)	( % )	Annualized Rent (1)	$/RSF (2)

Office Properties
Gas Company Tower	Los Angeles Central Business District	1,313,409	97.4%	$32,862,417	100%	$32,862,417	$25.69
US Bank Tower	Los Angeles Central Business District	1,395,073	84.7%	31,305,117	100%	31,305,117	26.49
Wells Fargo Tower	Los Angeles Central Business District	1,387,952	91.1%	24,132,942	100%	24,132,942	19.08
KPMG Tower	Los Angeles Central Business District	1,139,730	65.4%	15,227,157	100%	15,227,157	20.42
777 Tower	Los Angeles Central Business District	1,007,651	88.2%	17,393,615	100%	17,393,615	19.58
One California Plaza	Los Angeles Central Business District	990,076	87.0%	15,600,829	20%	3,120,166	18.12
Subtotal LACBD		7,233,891	86.0%	136,522,077		124,041,414	21.95

Glendale Center	Tri-Cities	386,365	80.9%	7,003,304	100%	7,003,304	22.40
801 North Brand	Tri-Cities	282,526	84.0%	4,151,977	100%	4,151,977	17.50
701 North Brand	Tri-Cities	131,129	98.8%	2,084,553	100%	2,084,553	16.09
Plaza Las Fuentes	Tri-Cities	192,530	100.0%	3,626,310	100%	3,626,310	18.84
700 North Central	Tri-Cities	133,203	94.2%	2,259,593	100%	2,259,593	18.01
Subtotal Tri-Cities		1,125,753	88.6%	19,125,737		19,125,737	19.17

Lantana Media Campus	Santa Monica Professional & Entertainment	331,142	93.5%	9,944,935	100%	9,944,935	32.11
Subtotal Santa Monica Professional & Entertainment		331,142	93.5%	9,944,935		9,944,935	32.11

Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,666,843	20%	1,133,369	25.53
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,482,421	20%	496,484	23.74
Subtotal Cerritos		326,535	100.0%	8,149,264		1,629,853	24.96

Subtotal Los Angeles County		9,017,321	87.1%	173,742,013		154,741,939	22.12

Park Place	John Wayne Airport	1,894,026	92.2%	24,837,458	100%	24,837,458	14.23
Washington Mutual Irvine Campus	John Wayne Airport	414,595	100.0%	8,631,398	20%	1,726,280	20.82
Subtotal John Wayne Airport		2,308,621	93.6%	33,468,856		26,563,738	15.49

Pacific Arts Plaza	Costa Mesa	785,123	89.0%	14,143,916	100%	14,143,916	20.24
Stadium Gateway	Anaheim	272,826	100.0%	5,297,883	20%	1,059,577	19.42

Subtotal Orange County		3,366,570	93.0%	52,910,655		41,767,231	16.89

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Overview - Leased Percentage and In-Place Rents (continued)

					Ownership
				Annualized	Interest	MP % of	Annualized Rent
Property	Submarket	Square Feet	% Leased	Rent (1)	( % )	Annualized Rent (1)	$/RSF (2)

Office Properties
Regents Square I & II	UTC (University Town Center)	310,593	88.4%	6,554,502	100%	6,554,502	23.88
Wateridge Plaza	Sorrento Mesa	267,579	100.0%	6,253,953	100%	6,253,953	23.37
Mission City Corporate Center	Mission Valley	190,747	97.7%	4,072,314	100%	4,072,314	21.85
San Diego Tech Center	Sorrento Mesa	644,529	95.6%	10,538,484	20%	2,107,697	17.11
Pacific Center	Mission Valley	438,851	93.1%	8,994,351	100%	8,994,351	22.03

Subtotal San Diego County		1,852,299	94.6%	36,413,604		27,982,817	20.78

Wells Fargo Center - Denver	Denver, CO - Downtown	1,202,385	93.7%	19,320,511	20%	3,864,102	17.15

Subtotal Denver, CO-Downtown		1,202,385	93.7%	19,320,511		3,864,102	17.15

Total/Weighted Average - Office Properties		15,438,575	89.8%	$282,386,783		$228,356,089	$20.37

Retail Property
Park Place	John Wayne Airport	122,533	98.1%	3,554,786	100%	3,554,786	29.56

Total/Weighted Average - Retail Property		122,533	98.1%	$3,554,786		$3,554,786	$29.56

Total/Weighted Average - Office & Retail Properties		15,561,108	89.9%	$285,941,569		$231,910,875	$20.44

Effective Portfolio (3)		12,480,351	88.9%				$20.91

Parking Revenue Schedule
	Square Feet	Total Vehicle Capacity	Effective Square Feet	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue Per Vehicle Capacity (6)

Total On-Site	8,038,950	26,230	6,117,596	19,632	$36,452,795	$30,031,696	$1,530
Total Off-Site	1,815,451	5,563	1,815,451	5,563	9,696,746	9,696,746	1,743

Total Parking	9,854,401	31,793	7,933,047	25,195	$46,149,541	$39,728,442	$1,577
__________
(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2006. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent."

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2006.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2006 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Third Quarter 2006

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q3 2006	% Leased Q2 2006	% Leased Q1 2006	% Leased Q4 2005	% Leased Q3 2005

Gas Company Tower	100%	6.5	97.4%	96.5%	96.9%	96.8%	98.6%
US Bank Tower	100%	4.5	84.7%	85.0%	83.0%	83.9%	83.4%
Wells Fargo Tower	100%	6.9	91.1%	90.6%	89.7%	88.7%	89.1%
KPMG Tower	100%	8.0	65.4%	65.4%	89.0%	89.0%	88.5%
777 Tower	100%	6.5	88.2%	88.1%	91.6%	91.6%	92.2%
One California Plaza	20%	5.4	87.0%	86.2%	86.3%	85.9%	88.1%
Glendale Center	100%	5.3	80.9%	80.9%	100.0%	100.0%	100.0%
801 North Brand	100%	4.4	84.0%	88.7%	87.7%	87.7%	85.3%
701 North Brand	100%	7.2	98.8%	-	-	-	-
Plaza Las Fuentes	100%	8.2	100.0%	99.7%	99.7%	99.7%	99.7%
700 North Central	100%	3.0	94.2%	80.6%	80.6%	80.6%	77.1%
Lantana Media Campus	100%	3.8	93.5%	93.6%	94.6%	94.6%	94.0%
Cerritos - Phase I	20%	8.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	4.7	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.7	92.2%	92.5%	91.9%	91.8%	94.8%
Washington Mutual Irvine Campus	20%	5.3	100.0%	100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	4.8	89.0%	89.0%	89.0%	89.0%	86.2%
Stadium Gateway	20%	3.5	100.0%	100.0%	100.0%	-	-
Regents Square I & II	100%	3.0	88.4%	87.1%	90.6%	87.9%	85.5%
Wateridge Plaza	100%	2.0	100.0%	100.0%	100.0%	100.0%	91.8%
Mission City Corporate Center	100%	3.8	97.7%	97.7%	95.2%	93.5%	92.3%
San Diego Tech Center	20%	2.9	95.6%	93.2%	96.5%	97.7%	94.6%
Pacific Center	100%	3.4	93.1%	88.6%	85.3%	-	-
Wells Fargo Center - Denver	20%	5.5	93.7%	92.2%	92.2%	93.7%	87.2%
Park Place - Retail	100%	7.5	98.1%	96.8%	96.8%	98.2%	95.3%

Total Portfolio		5.2	89.9%	89.3%	91.5%	91.6%	91.1%

Effective Portfolio (1)		5.4	88.9%	88.4%	91.0%	91.6%	91.1%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio

Maguire Properties, Inc.
Third Quarter 2006

Major Tenants - Office Properties

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (2)
	Rated
1	Southern California Gas Company	1	$16,807,929	7.3%	576,516	5.2%	61	A
2	Sempra (Pacific Enterprises)	1	8,504,539	3.8%	225,756	2.0%	45	A
3	Wells Fargo Bank (3)	2	6,091,330	2.6%	381,021	3.4%	76	AA+
4	ConAgra, Inc.	1	5,411,330	2.3%	393,317	3.5%	47	BBB+
5	Cardinal Health	1	4,751,027	2.0%	185,982	1.7%	17	BBB
6	Bank of America	3	4,000,864	1.7%	182,617	1.6%	62	AA
8	Disney Enterprises	1	3,706,960	1.6%	156,215	1.5%	57	A-
7	US Bank, National Association	1	3,523,540	1.5%	154,872	1.4%	105	AA
9	GMAC Mortgage Corporation	1	2,706,138	1.2%	150,341	1.4%	87	AAA
10	Washington Mutual, FA (4)	3	2,433,226	1.0%	112,487	1.0%	61	A

	Total Rated / Weighted Average (5)		57,936,883	25.0%	2,519,124	22.7%	61

	Total Investment Grade Tenants		101,133,535	43.6%	4,914,016	44.3%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,762,892	4.3%	361,524	3.3%	51	2rd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,103,475	2.6%	268,268	2.4%	134	19th Largest US Law Firm
13	Jones, Day, Reavis & Pogue	1	4,982,380	2.1%	152,166	1.4%	1	4th Largest US Law Firm
14	Munger Tolles & Olson	1	4,086,534	1.8%	186,890	1.7%	185	129th Largest US Law Firm
15	Morrison & Foerster	1	3,817,628	1.6%	138,776	1.2%	84	22th Largest US Law Firm
16	Marsh USA, Inc.	1	3,351,848	1.4%	191,244	1.7%	139	Prominent Risk Management Firm
17	KPMG	1	2,987,844	1.3%	175,525	1.6%	93	4th Largest US Accounting Firm
18	Bingham McCutchen	1	2,745,321	1.2%	104,712	0.9%	76	27th Largest US Law Firm
19	Sidley Austin Brown & Wood	1	2,683,170	1.2%	167,810	1.5%	164	5th Largest US Law Firm
20	Oaktree Capital Management	2	2,168,671	0.9%	130,338	1.2%	125	Prominent International Investment Firm

	Total Unrated / Weighted Average (5)		42,689,763	18.4%	1,877,253	16.9%	104

	Total Nationally Recognized Tenants		64,083,861	27.6%	2,962,985	26.7%

	Total / Weighted Average (5)		$100,626,646	43.4%	4,396,377	39.6%	79

	Total Investment Grade or Nationally Recognized Tenants		$165,217,396	71.2%	7,877,001	71.0%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2006, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of September 30, 2006, and rankings of law firms are based on total gross revenue in 2005 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for WFC-Denver, one of our MMO joint venture properties.
(4)	Includes 20% of annualized rent and leased square footage for Washington Mutual Irvine Campus, one of our MMO joint venture properties.
(5)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.
Third Quarter 2006
-----

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Real Estate and Rental and Leasing 1%
Public Administration 2%
Manufacturing 5%
Educational Services 1%
All Other Services 6%
Finance and Insurance 33%
Utilities 8%
Information 8%
Professional, Scientific and Technical Services (except Legal Services) 10%
Legal Services 24%

(1) Percentages are based upon effective leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Lease Expirations - Total Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,341,775	11.4%
2006	227,697	1.9%	$5,678,347	2.6%	$24.94	$24.94
2007	709,796	6.1%	15,797,510	7.2%	22.26	22.64
2008	876,218	7.5%	18,211,960	8.3%	20.78	21.45
2009	968,632	8.3%	22,772,638	10.4%	23.51	24.45
2010	1,706,766	14.6%	34,039,531	15.6%	19.94	21.76
2011	1,898,605	16.2%	41,943,893	19.2%	22.09	26.37
2012	577,902	4.9%	11,083,590	5.1%	19.18	21.07
2013	1,300,851	11.1%	26,313,843	12.1%	20.23	22.04
2014	313,132	2.7%	5,047,904	2.3%	16.12	21.90
2015	453,108	3.9%	10,749,468	4.9%	23.72	29.45
Thereafter	1,335,680	11.4%	26,764,516	12.3%	20.04	23.86
Total	11,710,162	100.0%	$218,403,200	100.0%	$21.06	$23.74

Leases Expiring in the Next 4 Quarters:
4th Quarter 2006	227,697	1.9%	5,678,347	2.6%	24.94	24.94
1st Quarter 2007 (3)	186,598	1.6%	3,536,520	1.6%	18.95	18.97
2nd Quarter 2007	186,243	1.6%	3,642,815	1.7%	19.56	19.61
3rd Quarter 2007	134,909	1.2%	2,861,881	1.3%	21.21	21.64
Total	735,447	6.3%	$15,719,563	7.2%	$21.37	$21.47
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Lease Expirations - Los Angeles County

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	1,034,180	13.4%
2006	186,588	2.4%	$4,805,895	3.2%	$25.76	$25.76
2007	386,939	5.0%	9,355,070	6.2%	24.18	24.75
2008	342,920	4.5%	6,992,706	4.7%	20.39	20.87
2009	439,847	5.7%	11,655,675	7.8%	26.50	27.09
2010	724,227	9.4%	19,226,977	12.8%	26.55	27.85
2011	1,248,876	16.2%	30,186,902	20.1%	24.17	28.59
2012	334,831	4.3%	6,812,623	4.5%	20.35	21.36
2013	1,050,354	13.7%	21,734,917	14.5%	20.69	22.07
2014	310,666	4.0%	5,000,557	3.3%	16.10	21.89
2015	374,706	4.9%	8,957,116	6.0%	23.90	29.39
Thereafter	1,266,576	16.5%	25,263,482	16.9%	19.95	23.79
Total	7,700,710	100.0%	$149,991,920	100.0%	$22.50	$25.37

Leases Expiring in the Next 4 Quarters:
4th Quarter 2006	186,588	2.4%	4,805,895	3.2%	25.76	25.76
1st Quarter 2007 (3)	130,035	1.7%	2,604,946	1.7%	20.03	20.06
2nd Quarter 2007	51,044	0.7%	983,697	0.7%	19.27	19.46
3rd Quarter 2007	95,122	1.2%	2,142,504	1.4%	22.52	23.06
Total	462,789	6.0%	$10,537,042	7.0%	$22.77	$22.91
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Lease Expirations - Orange County

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	236,629	8.4%
2006	21,856	0.8%	$357,928	0.8%	$16.38	$16.38
2007	145,600	5.2%	2,566,849	6.0%	17.63	17.70
2008	266,149	9.5%	4,495,162	10.6%	16.89	17.18
2009	328,400	11.7%	6,777,119	15.9%	20.64	21.45
2010	829,020	29.6%	11,537,222	27.1%	13.92	15.67
2011	468,260	16.8%	7,776,159	18.3%	16.61	20.53
2012	190,369	6.8%	3,049,294	7.2%	16.02	19.16
2013	228,011	8.1%	3,994,823	9.4%	17.52	20.91
2014	2,466	0.1%	47,347	0.1%	19.20	23.40
2015	28,920	1.0%	697,073	1.7%	24.10	29.19
Thereafter	56,002	2.0%	1,237,184	2.9%	22.09	24.05
Total	2,801,682	100.0%	$42,536,160	100.0%	$16.58	$18.72

Leases Expiring in the Next 4 Quarters:
4th Quarter 2006	21,856	0.8%	357,928	0.8%	16.38	16.38
1st Quarter 2007 (3)	49,755	1.8%	805,376	1.9%	16.19	16.19
2nd Quarter 2007	48,304	1.7%	632,615	1.5%	13.10	13.11
3rd Quarter 2007	38,013	1.3%	666,694	1.6%	17.54	17.71
Total	157,928	5.6%	$2,462,613	5.8%	$15.59	$15.64
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2006

Consolidated Lease Expirations- San Diego County

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	70,966	5.9%
2006	19,253	1.6%	$514,524	2.0%	$26.72	$26.74
2007	177,257	14.6%	3,875,592	15.0%	21.86	22.22
2008	267,149	22.1%	6,724,092	26.0%	25.17	26.44
2009	200,385	16.6%	4,339,844	16.7%	21.66	23.57
2010	153,519	12.7%	3,275,330	12.7%	21.34	25.89
2011	181,469	15.0%	3,980,831	15.4%	21.94	26.14
2012	52,702	4.4%	1,221,673	4.7%	23.18	26.19
2013	22,486	1.9%	584,103	2.3%	25.98	32.00
2014	-	0.0%	-	0.0%	-	-
2015	49,482	4.1%	1,095,280	4.2%	22.13	30.08
Thereafter	13,102	1.1%	263,851	1.0%	20.14	29.74
Total	1,207,770	100.0%	$25,875,120	100.0%	$22.76	$25.47

Leases Expiring in the Next 4 Quarters:
4th Quarter 2006	19,253	1.6%	514,524	2.0%	26.72	26.74
1st Quarter 2007 (3)	6,808	0.6%	126,198	0.5%	18.54	18.54
2nd Quarter 2007	86,895	7.2%	2,026,503	7.8%	23.32	23.32
3rd Quarter 2007	1,774	0.1%	52,682	0.2%	29.70	29.70
Total	114,730	9.5%	$2,719,907	10.5%	$23.71	$23.71
_________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2006

Lease Expirations - MMO Joint Venture Portfolio

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	233,270	6.1%	-
2006	80,515	2.1%	$1,629,761	2.4%	$20.24	$20.24
2007	273,820	7.1%	4,878,874	7.2%	17.82	18.01
2008	281,420	7.3%	5,254,542	7.8%	18.67	19.15
2009	463,341	12.0%	8,043,139	11.9%	17.36	18.86
2010	414,025	10.8%	9,012,199	13.3%	21.77	24.44
2011	460,697	12.0%	8,534,780	12.6%	18.53	21.72
2012	303,018	7.9%	5,564,136	8.2%	18.36	20.18
2013	536,901	14.0%	9,019,545	13.3%	16.80	18.01
2014	639,525	16.6%	12,404,942	18.4%	19.40	24.85
2015	105,013	2.7%	2,198,638	3.3%	20.94	22.26
Thereafter	59,401	1.5%	997,813	1.5%	16.80	25.84
Total	3,850,946	100.0%	$67,538,369	100.0%	$18.67	$21.11

Leases Expiring in the Next 4 Quarters:

4th Quarter 2006	80,515	2.1%	1,629,761	2.4%	20.24	20.24
1st Quarter 2007 (3)	46,240	1.2%	819,397	1.2%	17.72	17.85
2nd Quarter 2007	76,583	2.0%	1,157,923	1.7%	15.12	15.12
3rd Quarter 2007	68,536	1.8%	1,253,407	1.9%	18.29	18.43
Total	271,874	7.1%	$4,860,488	7.2%	$17.88	$17.93
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Third Quarter 2006

Leasing Activity - Total Portfolio

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2006	% Leased	September 30, 2006	% Leased

Leased Square Feet as of June 30, 2006	13,777,823	89.3%	10,916,436	88.4%
Recent Acquisition: 701 N. Brand	129,586		129,586
Leased Square Feet including 701 N. Brand	13,907,409	89.4%	11,046,022	88.5%
Expirations	(460,107)	(3.0)%	(451,422)	(3.6)%
New Leases	230,968	1.5%	189,769	1.5%
Renewals	307,793	2.0%	307,553	2.5%
Leased Square Feet as of September 30, 2006	13,986,063	89.9%	11,091,922	88.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$17.87
New / Renewed Rate per Square Foot				$21.06
Percentage Change				17.8%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.73
New / Renewed Rate per Square Foot				$23.61
Percentage Change				41.1%

Weighted Average Lease Term - New (in months)				72
Weighted Average Lease Term - Renewal (in months)				73
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2006

Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2006	% Leased	September 30, 2006	% Leased

Leased Square Feet as of June 30, 2006, Los Angeles Central Business District	6,190,750	85.7%	5,508,104	85.6%
Expirations	(212,008)	(3.1)%	(206,939)	(3.3)%
New Leases	121,434	1.7%	110,229	1.7%
Renewals	120,074	1.7%	120,074	1.9%
Leased Square Feet as of September 30, 2006, Los Angeles Central Business District	6,220,250	86.0%	5,531,468	85.9%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$17.71
New / Renewed Rate per Square Foot				$19.81
Percentage Change				11.9%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.25
New / Renewed Rate per Square Foot				$21.97
Percentage Change				35.2%

Weighted Average Lease Term - New (in months)				83
Weighted Average Lease Term - Renewal (in months)				91
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2006

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2006	% Leased	September 30, 2006	% Leased

Leased Square Feet as of June 30, 2006 Orange County	3,257,539	93.3%	2,707,602	92.1%
Expirations	(132,181)	(3.7)%	(132,181)	(4.5)%
New Leases	3,673	0.1%	3,673	0.1%
Renewals	123,443	3.5%	123,443	4.2%
Leased Square Feet as of September 30, 2006, Orange County	3,252,474	93.2%	2,702,537	91.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$17.04
New / Renewed Rate per Square Foot				$18.42
Percentage Change				8.1%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.53
New / Renewed Rate per Square Foot				$19.68
Percentage Change				19.1%

Weighted Average Lease Term - New (in months)				54
Weighted Average Lease Term - Renewal (in months)				150
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2006

Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	September 30, 2006	% Leased	September 30, 2006	% Leased

Leased Square Feet as of June 30, 2006, San Diego County	1,714,465	92.6%	1,233,742	92.3%
Expirations	(16,339)	(0.9)%	(12,723)	(0.9)%
New Leases	51,964	2.8%	36,585	2.7%
Renewals	2,621	0.1%	2,381	0.2%
Leased Square Feet as of September 30, 2006, San Diego County	1,752,711	94.6%	1,259,985	94.3%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$22.48
New / Renewed Rate per Square Foot				$24.51
Percentage Change				9.0%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$21.58
New / Renewed Rate per Square Foot				$27.02
Percentage Change				25.2%

Weighted Average Lease Term - New (in months)				60
Weighted Average Lease Term - Renewal (in months)				33
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Third Quarter 2006

Tenant Improvements and Leasing Commissions (1), (2)

	Q3 2006	Q2 2006	Q1 2006	2005	2004	2003

Renewals (4)
Number of Leases	19	14	12	67	29	14
Square Feet	307,793	152,139	186,800	740,375	296,203	120,022
Tenant Improvement Costs per Square Foot (3)	$19.82	$21.11	$30.65	$11.25	$15.49	$30.66
Leasing Commission Costs per Square Foot (5)	$7.39	$6.71	$10.74	$3.64	$5.98	$2.36
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$27.21	$27.82	$41.39	$14.89	$21.47	$33.02
Costs per Square Foot per Year	$4.45	$4.37	$3.63	$3.46	$4.31	$6.24

New / Modified Leases (5)
Number of Leases	27	28	36	138	48	36
Square Feet	167,979	159,560	234,737	1,047,634	453,301	851,316
Tenant Improvement Costs per Square Foot (3)	$25.17	$13.50	$17.13	$24.29	$36.28	$48.26
Leasing Commission Costs per Square Foot (5)	$5.91	$4.79	$5.40	$5.41	$9.28	$4.78
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$31.08	$18.29	$22.53	$29.70	$45.56	$53.04
Costs per Square Foot per Year	$5.41	$3.75	$4.48	$4.78	$4.26	$7.95

Total
Number of Leases	46	42	48	205	77	50
Square Feet	475,772	311,699	421,537	1,788,009	749,504	971,338
Tenant Improvement Costs per Square Foot (3)	$21.71	$17.21	$23.12	$18.89	$28.06	$46.09
Leasing Commission Costs per Square Foot (5)	$6.87	$5.73	$7.77	$4.68	$7.97	$4.48
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$28.58	$22.94	$30.89	$23.57	$36.03	$50.57
Costs per Square Foot per Year	$4.77	$4.09	$3.94	$4.36	$4.20	$7.77
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, San Diego Tech Center, Pacific Center, and Stadium Gateway assets are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, April 6, 2005, February 6, 2006, and January 6, 2006, respectively.

(3)	Tenant Improvements include improvements and lease concessions.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Third Quarter 2006

Historical Capital Expenditures

Office Properties (1)
	Q3 2006	Q2 2006	Q1 2006	2005	2004	2003

Consolidated
Non-recoverable Capital Expenditures (2)	$146,933	$1,051,519	$815,417	$4,502,547	$1,046,178	$151,512
Total Square Feet	11,722,435	11,577,185	11,569,638	9,150,550	6,783,532	5,783,068
Non-recoverable Capital Expenditures per Square Foot	$0.01	$0.09	$0.07	$0.49	$0.15	$0.03
Unconsolidated
Non-recoverable Capital Expenditures (3)	$5,787	$59,447	$28,422
Total Square Feet (4)	621,963	621,972	621,743
Non-recoverable Capital Expenditures per Square Foot	$0.01	$0.10	$0.05

Consolidated
Recoverable Capital Expenditures (5), (6)	$237,246	$715,996	$51,965	$1,553,935	$3,009,186	$1,956,984
Total Square Feet	11,722,435	11,577,185	11,569,638	9,150,550	6,783,532	5,783,068
Recoverable Capital Expenditures per Square Foot	$0.02	$0.06	$0.00	$0.17	$0.44	$0.34
Unconsolidated
Recoverable Capital Expenditures (3), (5)	$19,009	$101,602	$-
Total Square Feet (4)	621,963	621,972	621,743
Recoverable Capital Expenditures per Square Foot	$0.03	$0.16	$-
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	Excludes $65,000 and $619,000 of non-recoverable capital expenditures for the years ended 2004 and 2005, respectively, incurred at acquired properties following their acquisition.
(3)	Includes 20% of our MMO joint venture.
(4)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

(6)	Excludes $506,000 of recoverable capital expenditures for the year ended 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Third Quarter 2006

Hotel Performance

			Percent	YTD	YTD
Westin Hotel, Pasadena, CA	Q3 2006	Q3 2005	Change	September 30, 2006	September 30,2005

Occupancy	82.3%	81.9%	0.5%	82.2%	82.8%
Average Daily Rate	$167.73	$155.35	8.0%	$173.60	$152.83
Revenue Per Available Room (REVPAR)	$137.97	$127.15	8.5%	$142.65	$126.60
Hotel Net Operating Income	$2,218,211	$1,914,665	15.9%	$7,156,118	$5,647,413

Hotel Historical Capital Expenditures

				For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q3 2006	Q2 2006	Q1 2006	2005	2004	2003

Hotel Improvements and Equipment Replacements	$55,967	$421,461	$135,520	$313,011	$20,436	$440,341
Total Hotel Revenue	$6,550,756	$6,887,800	$6,676,106	$24,037,425	$20,518,964	$18,449,302
Hotel Improvements as a Percentage of Hotel Revenue	0.9%	6.1%	2.0%	1.3%	0.1%	2.4%
Renovation and Upgrade Costs (1)	$(18,772)	$18,982	$6,716	$3,461,780	$7,037,822	$953,257
__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Third Quarter 2006

 Construction in Progress

			As of September 30, 2006

Property	Location	Percentage Pre-Leased	Estimated Cost of Development	Construction Costs Incurred	Developed / Developable Square Feet (1)	Projected Stabilized NOI	Estimated Date of Completion
			($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	0%			198,000		First Quarter 2008
Lantana Media Campus - Structured Parking	Santa Monica, CA	0%			223,000
	Total Lantana Media Campus		84.0	2.2	421,000	12.0 - 13.0
	Total Los Angeles County		84.0	2.2	421,000

Orange County

Park Place - 3161 Michelson	Irvine, CA	52%			530,000		Third Quarter 2007
Park Place - Structured Parking	Irvine, CA	0%			1,338,000		Second Quarter 2007
	Total Park Place		244.1	96.1	1,868,000	24.0 - 25.0

17885 Von Karman Avenue
at Washington Mutual Irvine Campus	Irvine, CA	0%	40.0	3.0	150,000	5.0 - 5.5	Third Quarter 2007
	Total Orange County		284.1	99.1	2,018,000
San Diego

Mission City Corporate Center	San Diego, CA	0%			90,000		Fourth Quarter 2007
Mission City Corporate Center - Structured Parking	San Diego, CA	0%			131,000		First Quarter 2007
	Total Mission City Corporate Center		27.0	1.2	221,000	2.5 - 3.0
	Total San Diego County		27.0	1.2	221,000

			Total Portfolio Net Rentable Area		2,660,000
__________
(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.

Maguire Properties, Inc.
Third Quarter 2006

Development Pipeline

		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County
755 Figueroa	Los Angeles, CA	930,000	Office
755 Figueroa - Structured Parking	Los Angeles, CA	266,000	Parking
Glendale Center - Phase II	Glendale, CA	264,000	Office & Retail
Glendale Center - Phase II - Structured Parking	Glendale, CA	158,000	Parking
207 Goode (formerly
known as 200 Burchett)	Glendale, CA	187,000	Office
	Total Los Angeles County	1,805,000

Orange County
Park Place - Residential	Irvine, CA	1,052,000	Residential
Park Place - Office, Retail & Hotel	Irvine, CA	1,285,000	Office, Retail & Hotel
Park Place - Structured Parking	Irvine, CA	2,225,000	Parking
Pacific Arts Plaza (2)	Costa Mesa, CA	468,000	Office
Pacific Arts Plaza - Structured Parking	Costa Mesa, CA	208,000	Parking
	Total Orange County	5,238,000
San Diego
Wateridge Plaza	Sorrento Mesa, CA	170,000	Office
Wateridge Plaza - Structured Parking (3)	Sorrento Mesa, CA	153,000	Parking
San Diego Tech Center (4), (5)	Sorrento Mesa, CA	1,320,000	Office
San Diego Tech Center - Structured Parking	Sorrento Mesa, CA	1,433,000	Parking
	Total San Diego County	3,076,000
	Total Portfolio	10,119,000

__________
(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)
The Company is in discussions with the City of Costa Mesa for the potential development of 180 residential units totaling approximately 300,000 square feet at Pacific Arts Plaza. This development would be in addition to the 468,000 square feet of office entitlements.

(3)	Replaced existing structured parking.
(4)	Land held for development was not contributed to the MMO joint venture.
(5)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Third Quarter 2006

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Third Quarter 2006

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Third Quarter 2006

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.